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                                                                      EXHIBIT 8


                           GIBSON, DUNN & CRUTCHER
                            333 South Grand Avenue
                      Los Angeles, California 90071-3197


                                February 9, 1995




(213) 229-7000                                                  C 91007-03788

The Times Mirror Company
Times Mirror Square
Los Angeles, California  90053

                 Re:      Registration Statement on Form S-4
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Gentlemen:

                 We are acting as counsel to The Times Mirror Company, a Delaware corporation (the "Company"), in connection with the offer (the "Exchange Offer") by the Company described in the Registration Statement on Form S-4 (Registration No. 33-87482) (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the Exchange Offer on December 16, 1994, as amended.

                 We hereby confirm our opinions set forth under the caption "Certain Federal Income Tax Considerations" in the Registration Statement. Furthermore, it is our opinion that the discussion under the caption "Certain Federal Income Tax Considerations," to the extent that it constitutes legal conclusions, is accurate in all material respects.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Certain Federal Income Tax Considerations" in the Registration Statement and the prospectus that forms a part thereof.

                                          Very truly yours,

                                          /s/ Gibson, Dunn & Crutcher
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                                          GIBSON, DUNN & CRUTCHER